PURCHASE AGREEMENT



          AGREEMENT made this 30th day of April, 1997, between HOME

PROPERTIES OF NEW YORK, L.P., 850 Clinton Square, Rochester, New York 14604

("Seller") and BRIGGS WEDGEWOOD ASSOCIATES, L.P., 850 Clinton Square,

Rochester, New York 14604 ("Purchaser").



                       W I T N E S S E T H:



          1.   SALE AND PURCHASE PRICE OF PROPERTY.  In accordance with and subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all

Seller's right, title and interest in and to the premises situate in the

City of Columbus and State of Ohio, comprised of 604 apartment units and related improvements and commonly known as Wedgewood Apartments (the

"Property").

               The sale shall include:

               (a)  The equipment, fixtures, furnishings, inventory

supplies and other personal property located on the Property and relating to the operation of the buildings.

               (b)  All of Seller's right under any warranty and service

contracts relating to the Property and equipment, fixtures, furnishings and other personal property thereon.

               (c)  All right, title and interest of Seller, if any, in and to:

                    (i)  Strips or gores of land adjoining or abutting the

                         Property, if any, and

                    (ii) Any land lying in the bed of any streets, road,

                         avenue, or alley, opened or proposed, in front of,

                         running through or adjoining the Property.


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          2.   PURCHASE PRICE OF PROPERTY.  The purchase price of the

Property shall be the sum of $8,296,100 payable by wire transfer at closing.  Traditional adjustments for real estate taxes and rents shall be made at closing.



          3.   CONTINGENCY.  This agreement is contingent upon Purchaser

obtaining acceptable financing through the HUD 221(d)(4) Program.  In the event such contingencies are not satisfied within 120 days of the execution of this Agreement by both parties.  This Agreement shall terminate and neither party shall have any further rights of obligations as to the other.

Purchaser may waive the contingency and close at any time.  Purchaser will use best efforts to obtain the financing referenced above and take all of the pre-development steps necessary to close the sale described herein.



          4.   CLOSING DEED.  The closing of the sale and purchase of the

Property will take place on or before June 30, 1997, at the office of

Seller.  Seller will deliver the deed to Purchaser or Purchaser's designee or designees against payment of the purchase price.  The deed shall be a bargain and sale deed with covenant against grantors' acts and shall be duly executed by Seller and in proper form for recording.  It shall be prepared at Seller's expense and shall convey to Purchaser good and marketable fee simple title to the Property, free and clear of all liens,

except for liens for payment of past due real estate taxes about which

Purchaser has received notice.  The Deed shall contain a lien clause in compliance with Section 13 of the Lien Law.


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          5.   EVIDENCE OF TITLE.  Seller shall furnish Purchaser with all tax searches and abstracts of title.  Other searches and surveys with respect to the Property and in Seller's possession within ten (10) days of full execution of this Agreement.



          6.   RISK OF LOSS.  Risk of loss or damage to the Property until transfer of title shall be assumed by the Seller.  If any substantial damage to the Property occurs prior to transfer, the Purchaser shall have the options of either:  (i) accepting the Property in its then condition,

obtaining the assignment of any claims for insurance and paying the full purchase price; or (ii) declaring this contract null and void without any other liability of Seller.



          7.   WARRANTIES AND REPRESENTATIONS.  Seller warrants and

represents to the Purchaser as follows:

               (a)  Litigation - There are no suits, actions, proceedings,

or other litigation or known investigations of or against the Seller or the

Property, threatened or pending, which would affect title to the Property or which would affect or delay consummation of the transaction set forth in this Agreement.

               (b)  Liabilities - There are no outstanding liabilities or obligations of Seller of any nature, whether direct or indirect, absolute,

contingent, accrued or otherwise, which would affect title to the Property or which would delay consummation of the transactions set forth in this

Agreement.  Seller agrees to notify Purchaser if any orders, laws,

regulations, restrictions or rulings affecting Property up to the time of closing.  The representations and warranties contained in this Paragraph 7 and elsewhere in this Agreement shall not survive delivery and recording of the deed and shall merge therein, except Seller shall remain liable for damages caused by

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any breach of warranty or representation which arises out of an intentional material misrepresentation made by Seller.

        8.   RECORDS AND FILES.  At the time of closing, Seller will

deliver to Purchaser all records and files pertaining to the Property.


          9.   OBJECTION TO TITLE TO PROPERTY.  In the event that prior to or at the closing, conditions are disclosed which render Seller incapable of delivering title to the Property of the character and nature above described and such conditions constitute a matter subject to which

Purchaser is not obliged under the provisions of this Agreement to take title, then Seller shall have a reasonable time after receipt of written notice thereof within which to remove any obligations to title raised by

Purchaser, and Purchaser shall be entitled to a _____ adjournment for that purpose or may waive such objection and take such title as Seller can convey.  If Seller cannot deliver title as required hereunder, Purchaser's sole right or remedy shall be to terminate this Agreement or waive such objection as described above.

        10.  PURCHASER'S RIGHT TO GO ON TO THE PROPERTY.  Purchaser and

Purchaser's designee or designees, at any reasonable time prior to the transfer of title, may enter upon the Property to make building surveys,

soils and architectural and engineering analysis, and to do such other acts as may be desired with respect to the Property at the sole expense of

Purchaser, but only acts that do not substantially change the character and nature of the Property.  Purchaser agrees to hold Seller harmless from and indemnified against any and all claims for personal injury or property damage arising out of actions of Purchaser or its designees due to such entry upon the Property.


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          11.  TESTING.  Purchaser shall have the right to examine the books and records relating to the operation of the Property and to perform engineering and architectural studies for the purpose of determining whether or not the Property can be used for its intended purpose.

Purchaser shall have the right to enter upon the Property from and after the execution of this Agreement by both parties for the sole purpose of conducting such studies.  In the event such examination or such studies establish that the Property cannot be used as intended by Purchaser, in

Purchaser's reasonable judgment, Purchaser shall have the right to terminate this Contract.  Purchaser agrees to indemnify and hold the Seller harmless from any and all liability arising from its entry upon the

Property and the performance of such studies.



          Purchaser shall have the right to obtain a written environmental status report by an engineering firm acceptable to the Purchaser relating to the Property.  Upon receipt of such report, Purchaser agrees to deliver a copy of such status report, and all analytical results upon which it is based to Seller and furthermore, Purchaser agrees to maintain the confidentiality of such status report unless otherwise required by law.  If such report establishes that the Property is not free from the release,

threatened release, storage or disposal of any hazardous waste, toxic substance, or any other regulated substance, then Purchaser may either waive the condition of this Paragraph or terminate this Contract by giving written notice of such termination to Seller within thirty (30) days of the date hereof.  Seller hereby warrants and represents to Purchaser that

Seller has delivered to Purchaser a copy of an environmental audit report that relates to the Property.  Seller makes no other environmental representations.


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          12.  BROKER'S COMMISSIONS.  Purchaser represents to Seller that it has not dealt with any broker in connection with the negotiations leading to this Agreement.  Seller shall be responsible for all real estate commissions.



          13.  NOTICES.  Any notice, demand or request required or agreed to be given hereunder by either party shall be sufficiently given or served, if in writing, signed by the party giving it, and mailed by certified mail, or sent by nationally recognized overnight carrier,

addressed to the party for whom it is intended as follows:



          Seller:        HOME PROPERTIES OF NEW YORK, L.P.
                         850 Clinton Square
                         Rochester, New York 14604

                         or such other address as Seller may from time to time designate by notice


          Purchaser:     BRIGGS WEDGEWOOD ASSOCIATES, L.P.
                         c/o HOME PROPERTIES OF NEW YORK, L.P.
                         850 Clinton Square
                         Rochester, New York 14604
                         Attn:  Ann M. McCormick

or such other address as Purchaser may from time to time designate by notice.  Service shall be complete upon such mailing or sending, except in case of a notice to change in address in which case service shall be completed when the notice is received by the addressee.



          14.  CONDITION OF PROPERTY.  Purchaser represents that is has fully investigated the Property and that subject to its rights set forth in paragraph 9 and 11 hereof.  Purchaser agrees to purchase the Property in its current "AS IS" condition,


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subject to deterioration and wear and tear through and until closing.



          15.  MISCELLANEOUS.  This Agreement constitutes the entire agreement between the parties relating to the transaction herein set forth and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their successors and assigns.  This Agreement may not be amended or terminated except by instrument in writing signed by both parties.  This Agreement shall be governed by the laws of the State of New

York.





                              PURCHASER:

                              BRIGGS WEDGEWOOD ASSOCIATES, L.P.

                              By: Home Properties of New York, L.P.
                                  General Partner

                              By: Home Properties of New York, Inc.
                                  General Partner


                              SELLER:

                              HOME PROPERTIES OF NEW YORK, L.P.

                              By: Home Properties of New York, Inc.
                                  General Partner

                              By: /s/ Ann M. McCormick
                              ------------------------------------
                                  Ann M. McCormick
                                  Vice President